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EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

        We consent to the incorporation by reference in (i) Registration Statement No. 333-50260 of Beacon Power Corporation on Form S-8 and (ii) Registration Statement No. 333-137071 of Beacon Power Corporation on Form S-3 of our report dated March 29, 2007 appearing in this Annual Report on Form 10-K of Beacon Power Corporation for the year ended December 31, 2007.

/s/ Miller Wachman LLP

Boston, MA
March 13, 2008

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  EXHIBIT 23.1